EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS
2011 FIRST QUARTER RESULTS AND
REVISES 2011 OPERATING INCOME
GUIDANCE

First Quarter 2011
Operating Loss Per Share – $0.01
Net Income Per Share – $0.40
Realized Investment Gains Per Share – $0.41
Catastrophe and Storm Losses Per Share – $0.47
Large Losses Per Share – $0.20
GAAP Combined Ratio – 113.5 percent

2011 Operating Income Guidance – $0.40 to $0.65 per share

DES MOINES, Iowa (May 10, 2011) - EMC Insurance Group Inc. (Nasdaq OMX/GS:EMCI) today reported an operating loss of $0.01 per share for the first quarter ended March 31, 2011, compared to operating income of $0.73 per share for the first quarter of 20101.

Net income, including realized investment gains and losses, totaled $5,221,000 ($0.40 per share) for the first quarter of 2011 compared to $9,878,000 ($0.75 per share) for the first quarter of 2010.

 “First quarter 2011 is a stark reminder of our business purpose to insure our policyholders against loss. Our hearts go out to all those affected by the catastrophic events of the first quarter,” stated Bruce G. Kelley, President and Chief Executive Officer. “Both our property and casualty insurance and our reinsurance segments tallied large losses from national and world-wide events of the quarter.”

Kelley went on to say that, “catastrophe and storm losses totaled $9,405,000 ($0.47 per share after taxes) and accounted for 9.8 percentage points of our first quarter loss ratio; this compares to $3,421,000 ($0.17 per share after taxes) in the first quarter of 2010 and is significantly greater than the 10-year (2001 through 2010) first quarter average of 3.0 percentage points. Non-catastrophic large losses accounted for an additional 4.2 percentage points of the loss ratio.”

“Approximately 64 percent of the catastrophe and storm losses are attributable to our reinsurance segment and about half of those losses ($3.0 million) were a result of the Japan earthquake and tsunami, which occurred on March 11, 2011,” continued Kelley. “Within the property and casualty insurance segment, losses came from the weight of excessive snow and ice on roofs, as well as other winter weather-related claims from mid-western and eastern U.S. storms. There has been some media speculation that global storm activity is increasing in both frequency and severity; however, we believe the recent increase in storm-related losses, though somewhat unusual, is not a permanent change. Nonetheless, we remain diligent in the evaluation of our losses and are prepared to take necessary pricing and underwriting actions, if deemed necessary.”

Premiums earned increased 4.3 percent to $96,287,000 for the first quarter of 2011, from $92,345,000 for the first quarter of 2010.  “Premium rates in the commercial lines of business continue to be competitive, but we are beginning to see some signs of improvement in both rate levels and insured exposures,” stated Kelley. “Personal lines rates continue to increase moderately and overall, premium rates are up slightly. In the reinsurance segment, premium rate levels declined slightly during the January 1, 2011 renewal season.”

Investment income decreased 3.5 percent to $12,079,000 in the first quarter of 2011 from $12,517,000 in the first quarter of 2010.

The Company experienced $3,907,000 ($0.20 per share after taxes) of favorable development on prior years’ reserves during the first quarter of 2011, compared to $21,420,000 ($1.06 per share after taxes) in the first quarter of 2010.  The property and casualty insurance segment continued to experience favorable development on prior years’ reserves, but the amount was substantially less than the amount reported in the first quarter of 2010. Approximately $4.0 million, or 44 percent, of the decline in favorable development is attributed to a change in the methodology used to allocate bulk reserves to the various accident years that was implemented December 31, 2010. Under the revised methodology, a larger portion of the current quarter’s bulk reserves is being allocated to the prior accident years.  This had the effect of reducing the amount of favorable development reported in the first quarter of 2011 compared to the same period in 2010. Most of the remaining decline in favorable development is attributed to a higher level of adverse development on open claims during the first quarter of 2011. The amount of favorable development experienced on closed claims was very similar to the amount experienced in the first quarter of 2010. The reinsurance subsidiary experienced adverse development on its prior years’ reserves due to higher than anticipated reported losses.

Net realized investment gains totaled $8,300,000 ($0.41 per share after taxes) for the first quarter of 2011 compared to $525,000 ($0.02 per share after taxes) in 2010.  During the first quarter of 2011, the Company’s outside equity manager rebalanced the equity portfolio to improve future performance, which triggered a significant amount of realized gains.  “Other-than-temporary” investment impairment losses declined slightly to $246,000 ($0.01 per share after taxes) in the first quarter of 2011 from $352,000 ($0.01 per share after taxes) in the first quarter of 2010.

Large losses (which the Company defines as losses greater than $500,000 for the pool), excluding catastrophe and storm losses, increased to $4,037,000 ($0.20 per share after taxes) in the first quarter of 2011 from $3,409,000 ($0.17 per share after taxes) in the first quarter of 2010.

The Company’s GAAP combined ratio was 113.5 percent in the first quarter of 2011 compared to 98.1 percent in the first quarter of 2010.

At March 31, 2011, consolidated assets totaled $1.2 billion, including $1.1 billion in the investment portfolio and stockholders’ equity totaled $370.0 million, an increase of 0.4 percent from December 31, 2010. Net book value of the Company’s stock increased slightly to $28.56 per share from $28.52 per share at December 31, 2010.  Book value excluding accumulated other comprehensive income increased to $26.83 per share from $26.63 per share at December 31, 2010.

The Company currently expects losses associated with storms that occurred during the month of April, including a tornado in Mapleton, Iowa and a record number of tornados in Alabama and several other southern states, to total approximately $15,000,000, or $0.75 per share after tax.  These losses will be included in the Company’s second quarter results.  As a result of the unusually large amount of April storm losses, management is lowering its 2011 operating income guidance from the previous range of $1.00 to $1.25 per share to a range of $0.40 to $0.65 per share. This guidance is based on a projected GAAP combined ratio of 110.6 percent for the year.

The Company will hold an earnings teleconference call at 11:00 a.m. eastern standard time on May 10, 2011 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the quarter ended March 31, 2011, as well as its expectations for the remainder of 2011. Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054). The event will be archived and available for digital replay through August 1, 2011. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); passcodes required for playback: account number 286, conference ID number 370904.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcins.com/ir.  The webcast will be archived and available for replay until August 1, 2011. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. EMCI’s parent company is Employers Mutual Casualty Company (EMCC).  EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies. Additional information regarding EMC Insurance Companies may be found at www.emcins.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;
•	the adequacy of loss and settlement expense reserves;
•	state and federal legislation and regulations;
•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•	rating agency actions;
•	“other-than-temporary” investment impairment losses; and
•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income (loss) ” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations.  While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income (loss). Therefore, the Company has provided the following reconciliation of the non-GAAP financial measure of operating income (loss) to the U.S. GAAP financial measure of net income. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

Reconciliation of operating income (loss) to net income:

	Three Months Ended March 31,
	2011	2010

Operating income (loss)	$(146,477)	$9,536,899
Net realized investment gains	5,367,827	341,193
Net income	$5,221,350	$9,878,092

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	March 31,	December 31,
	2011	2010
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost (fair value $382,905 and $389,679)	$335,320	$340,803
Securities available-for-sale, at fair value (amortized cost $883,749,482 and $909,582,782)	912,992,330	941,537,026
Equity securities available-for-sale, at fair value (cost $84,461,376 and $75,721,039)	109,114,446	101,138,982
Other long-term investments, at cost	26,002	29,827
Short-term investments, at cost	54,445,536	36,616,111
Total investments	1,076,913,634	1,079,662,749

Cash	728,827	491,994
Reinsurance receivables due from affiliate	32,868,653	30,256,586
Prepaid reinsurance premiums due from affiliate	8,793,643	9,530,426
Deferred policy acquisition costs (affiliated $37,670,566 and $37,584,448)	37,683,733	37,584,448
Prepaid pension benefits due from affiliate	4,692,991	5,125,701
Accrued investment income	11,587,420	10,925,854
Accounts receivable	1,027,521	1,716,150
Income taxes recoverable	741,523	2,350,864
Deferred income taxes	8,297,229	6,690,218
Goodwill	941,586	941,586
Other assets (affiliated $2,398,198 and $2,433,445)	2,563,031	2,517,922
Total assets	$1,186,839,791	$1,187,794,498

	March 31,	December 31,
	2011	2010
LIABILITIES
Losses and settlement expenses (affiliated $564,103,373 and $553,125,183)	$567,422,231	$556,140,956
Unearned premiums (affiliated $167,746,796 and $167,896,119)	167,817,489	167,896,119
Other policyholders' funds due to affiliate	8,573,012	8,315,751
Surplus notes payable to affiliate	25,000,000	25,000,000
Amounts due affiliate to settle quarterly transaction balances	10,493,402	18,380,813
Pension and postretirement benefits payable to affiliate	20,987,377	20,418,716
Other liabilities (affiliated $16,464,544 and $22,861,092)	16,586,572	23,001,141
Total liabilities	816,880,083	819,153,496

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000 shares; issued and outstanding, 12,953,116 shares in 2011 and 12,927,678 shares in 2010	12,953,116	12,927,678
Additional paid-in capital	89,556,825	88,937,294
Accumulated other comprehensive income (loss):
Net unrealized losses on fixed maturity securities with "other-than-temporary" impairments	(5,210)	(69,852)
Other net unrealized gains	35,037,556	37,361,774
Pension and postretirement benefits payable to affiliate	(12,624,231)	(12,796,435)
Total accumulated other comprehensive income	22,408,115	24,495,487
Retained earnings	245,041,652	242,280,543
Total stockholders' equity	369,959,708	368,641,002
Total liabilities and stockholders' equity	$1,186,839,791	$1,187,794,498

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Property and
	Casualty		Parent
Quarter Ended March 31, 2011	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$77,311,292	$18,975,522	$-	$96,286,814
Investment income, net	8,897,650	3,180,547	398	12,078,595
Other income	203,830	-	-	203,830
	86,412,772	22,156,069	398	108,569,239
Losses and expenses:
Losses and settlement expenses	51,167,688	22,201,913	-	73,369,601
Dividends to policyholders	2,512,969	-	-	2,512,969
Amortization of deferred policy acquisition costs	19,732,697	4,078,085	-	23,810,782
Other underwriting expenses	9,090,607	530,717	-	9,621,324
Interest expense	225,000	-	-	225,000
Other expenses	162,716	421,286	348,376	932,378
	82,891,677	27,232,001	348,376	110,472,054
Operating income (loss) before income taxes	3,521,095	(5,075,932)	(347,978)	(1,902,815)
Realized investment gains	6,353,354	1,904,842	-	8,258,196
Income (loss) before income taxes	9,874,449	(3,171,090)	(347,978)	6,355,381
Income tax expense (benefit):
Current	2,831,702	(1,092,835)	(121,792)	1,617,075
Deferred	(134,522)	(348,522)	-	(483,044)
	2,697,180	(1,441,357)	(121,792)	1,134,031
Net income (loss)	$7,177,269	$(1,729,733)	$(226,186)	$5,221,350
Average shares outstanding				12,935,554
Per Share Data:
Net income (loss) per share - basic and diluted	$0.55	$(0.13)	$(0.02)	$0.40
Decrease (increase) in provision for insured events of prior years (after tax)	$0.24	$(0.04)	$-	$0.20
Catastrophe and storm losses (after tax)	$(0.17)	$(0.30)	$-	$(0.47)
Dividends per share				$0.19
Book value per share				$28.56
Effective tax rate				17.8%
Annualized net income as a percent of beg. SH equity				5.7%
Other Information of Interest:
Net written premiums	$76,628,300	$20,156,866	$-	$96,785,166
Increase (decrease) in provision for insured events of prior years	$(4,682,025)	$774,736	$-	$(3,907,289)
Catastrophe and storm losses	$3,423,338	$5,981,344	$-	$9,404,682
GAAP Combined Ratio:
Loss ratio	66.2%	117.0%	-	76.2%
Expense ratio	40.5%	24.3%	-	37.3%
	106.7%	141.3%	-	113.5%

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - CONTINUED

	Property and
	Casualty		Parent
Quarter Ended March 31, 2010	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$74,787,363	$17,557,703	$-	$92,345,066
Investment income, net	9,416,496	3,104,100	(3,609)	12,516,987
Other income	206,686	-	-	206,686
	84,410,545	20,661,803	(3,609)	105,068,739
Losses and expenses:
Losses and settlement expenses	44,014,288	12,028,336	-	56,042,624
Dividends to policyholders	2,354,462	-	-	2,354,462
Amortization of deferred policy acquisition costs	18,251,004	3,614,111	-	21,865,115
Other underwriting expenses	9,051,013	1,314,181	-	10,365,194
Interest expense	225,000	-	-	225,000
Other expenses	227,724	(310,195)	280,674	198,203
	74,123,491	16,646,433	280,674	91,050,598
Operating income (loss) before income taxes	10,287,054	4,015,370	(284,283)	14,018,141
Realized investment gains	405,511	119,402	-	524,913
Income (loss) before income taxes	10,692,565	4,134,772	(284,283)	14,543,054
Income tax expense (benefit):
Current	3,069,962	1,182,987	(99,499)	4,153,450
Deferred	587,145	(75,633)	-	511,512
	3,657,107	1,107,354	(99,499)	4,664,962
Net income (loss)	$7,035,458	$3,027,418	$(184,784)	$9,878,092
Average shares outstanding				13,123,810
Per Share Data:
Net income (loss) per share - basic and diluted	$0.54	$0.23	$(0.02)	$0.75
Decrease in provision for insured events of prior years (after tax)	$0.67	$0.39	$-	$1.06
Catastrophe and storm losses (after tax)	$(0.12)	$(0.05)	$-	$(0.17)
Dividends per share				$0.18
Book value per share				$27.32
Effective tax rate				31.1%
Annualized net income as a percent of beg. SH equity				11.5%
Other Information of Interest:
Net written premiums	$72,555,642	$17,996,129	$-	$90,551,771
Decrease in provision for insured events of prior years	$(13,611,773)	$(7,808,189)	$-	$(21,419,962)
Catastrophe and storm losses	$2,363,529	$1,057,087	$-	$3,420,616
GAAP Combined Ratio:
Loss ratio	58.9%	68.5%	-	60.7%
Expense ratio	39.6%	28.1%	-	37.4%
	98.5%	96.6%	-	98.1%

INVESTMENTS

The Company had total cash and invested assets with a carrying value of $1.1 billion as of March 31, 2011 and  December 31, 2010.  The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	March 31, 2011
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$335	$383	-	$335
Fixed maturity securities available-for-sale	883,749	912,992	84.7%	912,992
Equity securities available-for-sale	84,461	109,114	10.1%	109,114
Cash	729	729	0.1%	729
Short-term investments	54,446	54,446	5.1%	54,446
Other long-term investments	26	26	-	26
	$1,023,746	$1,077,690	100.0%	$1,077,642

	December 31, 2010
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$341	$390	-	$341
Fixed maturity securities available-for-sale	909,583	941,537	87.2%	941,537
Equity securities available-for-sale	75,721	101,139	9.4%	101,139
Cash	492	492	-	492
Short-term investments	36,616	36,616	3.4%	36,616
Other long-term investments	30	30	-	30
	$1,022,783	$1,080,204	100.0%	$1,080,155

NET WRITTEN PREMIUMS

	Three Months Ended
	March 31, 2011
		Percent of
		Increase/
	Percent of	(Decrease) in
	Net Written	Net Written
	Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	17.2%	5.0%
Liability	15.6%	5.5%
Property	17.4%	9.8%
Workers' Compensation	16.0%	11.8%
Other	1.7%	(18.2	) %
Total Commercial Lines	67.9%	7.1%

Personal Lines:
Automobile	7.1%	(12.1	) %
Property	4.8%	18.2%
Liability	0.1%	5.6%
Total Personal Lines	12.0%	(2.0	) %
Total Property and Casualty Insurance	79.9%	5.6%

Reinsurance (1)	20.1%	6.9%
Total	100.0%	5.9%

(1)	Excludes $920,597 positive portfolio adjustment related to the January 1, 2011 increased participation in the MRB pool.